UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                         OTHER EVENTS

On February 2, 2012, Silicon Image, Inc. (the “Registrant”) issued its earnings release for the quarter and year ended December 31, 2011, containing an impairment charge in the amount of $4.2 million due to a reassessment of utilization of certain technology investments.  The financials filed on February 29, 2012 by the Registrant in the Form 10-K for the year ended December 31, 2011, revised the impairment charge from $4.2 million to $8.5 million. This additional $4.3 million charge was recorded as a result of recent information the Registrant received that adversely impacted its estimate as of December 31, 2011 of the extent and manner in which the technology was expected to be utilized by a strategic customer, as well as the competitive environment in which the technology was intended for use.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012

SILICON IMAGE, INC.

By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer